Exhibit 99.1

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k) promulgated under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree to the joint filing with all other Reporting Persons (as such term is defined in the Schedule 13G referred to below) on behalf of each of them of a statement on Schedule 13G (including amendments thereto) with respect to the common stock, par value of US$0.00001 per share, of CIMG Inc., a Nevada corporation, and that this Agreement may be included as an exhibit to such joint filing. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the undersigned hereby execute this Agreement as of October 24, 2025.

Sanwei Liu

10/24/2025
Date

/s/ Sanwei Liu
Signature

Sanwei Liu/Individual
Name/Title

Xiaodong Liu

10/24/2025
Date

/s/ Xiaodong Liu
Signature

Xiaodong Liu /Individual
Name/Title

Fixed Star Future Technology Ltd.

10/24/2025
Date

/s/ Sanwei Liu
Signature

Sanwei Liu /Manager and Sole Shareholder
Name/Title